AMENDMENT #3

to the AUTOMATIC YEARLY RENEWABLE TERM AGREEMENT

Agreement Number: No. 08-004-TL

With Coverage Effective Date of September 1, 2008

(“Agreement”)

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(a corporation organized under the laws of the State of Washington having its principal place on business in Mercer Island, Washington; hereinafter referred to as the CEDING COMPANY)

and

ACE LIFE INSURANCE COMPANY

d/b/a ACE Tempest Life Re USA

(having its principal place of business in Stamford, Connecticut;

hereinafter referred to as the REINSURER)

FNWL Agreement No. 08-004-TL

Coverage Effective 9-01-2008

Amendment #3

Recapture Amendment

Effective April 23, 2017, this Amendment Number 3 is hereby attached to and becomes part of the above described Reinsurance Agreement. The Ceding Company and Reinsurer (hereinafter collectively referred to as the “Parties”) agree as follows:

1.	As of the effective date of this Amendment (the “Recapture Date”), existing reinsurance in force under this Reinsurance Agreement will be immediately and fully recaptured by the Ceding Company pursuant to A11icle V, Section E of the Reinsurance Agreement.

2.	Any unearned reinsurance premium, net of any unearned allowance, will be refunded to the Ceding Company by the Reinsurer.

3.	The Reinsurer will pay its share of any claim reported to the Reinsurer after the Recapture Date, provided that claim is incurred on or before the Recapture Date and is reported to the Reinsurer within 18 months of the Recapture Date. The Ceding Company will become liable for the full amount of any claim incurred on or before the Recapture Date that is reported to the Reinsurer more than 18 months after the Recapture Date.

4.	No recapture fee will be paid in connection with this recapture.

IN WITNESS WHEREOF, the patties hereto have caused this Amendment Number 3 to be executed in duplicate by their duly authorized representatives.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Signature:	/s/ James Hedreen	Signature:	/s/ Garett Paddor
Name:	James Hedreen	Name:	Garrett Paddor
Title:	Chief Actuary	Title:	General Counsel & Secretary
Date:	4/12/17	Date:	4/17/17

ACE LIFE INSURANCE COMPANY

Signature:	/s/ Michael R. Hoag	Signature:	/s/ Annette Donselaar
Name:	Michael Hoag	Name:	Annette Donselaar
Title:	President	Title:	Vice President
Date:	5/1/17	Date:	5/1/17

FNWL Agreement No. 08-004-TL

Coverage Effective 9-01-2008

Amendment #3